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                                                                    EXHIBIT 10.1


                        AMENDMENT NO. 1 (this "Amendment") dated as of April 17
                2000, to the AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") entered into as of December 10, 1999, among CBS CORPORATION, a Pennsylvania corporation ("CBS"); each Subsidiary Borrower (as defined in the Agreement); the Lenders (as defined in the Agreement); BANK OF AMERICA, N.A. ("Bank of America") and THE TORONTO-DOMINION BANK ("Toronto Dominion"), as syndication agents for the Lenders (in such capacity, the "Syndication Agents"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as documentation agent for the Lenders; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("Morgan"), as administrative agent for the Lenders.

          The Agreement is hereby amended as follows:

          SECTION 1. Amendment.  (a) The definition of the term "Capital Lease
                     ---------
Obligations" in Section 1.1 of the Agreement is hereby amended by inserting the words "other than leases of satellite transponders" at the end thereof.

          (b) The definition of the term "Consolidated EBITDA" in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Consolidated EBITDA" shall mean, with respect to CBS and its Consolidated Subsidiaries for any period, operating profit (loss) (excluding that related to Discontinued Operations), plus other income
          (loss), plus interest income, plus depreciation and amortization (excluding amortization related to programming rights, prepublication costs and videocassettes), excluding (a) gains (losses) on sales of assets (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges),
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          in each case determined for such period on a basis consistent with that reported in CBS's Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC, minus cash payments made during such period in respect of non-cash charges taken during any previous period (excluding cash payments in respect of non-cash charges taken prior to December 31, 1998) and (c) nonrecurring expenses incurred in connection with the merger of CBS and Viacom Inc. ("Viacom") pursuant to the Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, by and among CBS, Viacom and Viacom/CBS LLC.

          (c) The definition of the term "Consolidated Interest Expense" in
Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Consolidated Interest Expense" shall mean for any period the gross cash interest expense of CBS and its Consolidated Subsidiaries on Indebtedness for such period computed on a consistent basis plus cash dividends paid on preferred stock to persons other than CBS and its Wholly Owned Subsidiaries but excluding the gross cash interest expense of the Discontinued Operations for such period.

          (d) The definition of the term "Consolidated Total Funded Indebtedness" in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Consolidated Total Funded Indebtedness" shall mean Indebtedness.

          (e) The definition of the term "Indebtedness" in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Indebtedness" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of the Borrower, the obligations of the Borrower for borrowed money under this Agreement),
          (ii) all obligations of
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          such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided
                                                                       --------
          that Indebtedness of the Borrower and its Subsidiaries shall not include guarantees of Indebtedness that are identified on Schedule 1.1(a) hereto, (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided, however, that in each
                                                --------  -------
          of the foregoing clauses (i) through (vii) Indebtedness shall not include (a) obligations of CBS and its Subsidiaries in connection with Discontinued Operations and (b) obligations (other than under this Agreement or the Amended and Restated Viacom International Inc. Credit Agreement, dated as of March 26, 1997, among Viacom International Inc., the banks parties thereto, The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York, Bank of America NT&SA and The Chase Manhattan Bank, as Managing Agents, The Bank of New York, as Documentation Agent, Citibank, N.A., as the Administrative Agent, JP Morgan Securities Inc.
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          and Bank of America NT&SA, as the Syndication Agents, the banks identified as Agents on the signature pages thereof, as Agents, and the banks identified as Co-agents on the signature pages thereof, as Co-Agents) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

          (f) The definition of the term "Indebtedness for Borrowed Money" in
Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Indebtedness for Borrowed Money" shall mean Indebtedness of the type described in clause (i) or (ii) of the definition of "Indebtedness."

          (g) The definition of the term "Lien" in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

          (h) Section 1.1 of the Agreement is hereby amended by inserting the following definition for the term "New Infinity Credit Agreements" in the appropriate alphabetical order:

          "New Infinity Credit Agreements" shall mean the 364-Day Credit Agreement and the Five-Year Credit Agreement among Infinity, the Subsidiary Borrowers (as defined therein) parties thereto, the lenders named therein, Bank of America, N.A. and FleetBoston, as syndication agents, The Bank of New York, as documentation agent and The Chase Manhattan Bank as administrative agent, as amended, supplemented or otherwise modified from time to time.
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                                                                               5

          (i) The definition of the term "Sale/Leaseback" in Section 1.1 of the Agreement is hereby deleted.

          (j) The definition of the term "Sale/Leaseback Attributable Debt" in
Section 1.1 of the Agreement is hereby deleted.

          (k) Section 5.1 of the Agreement is hereby amended:

          (i) by substituting the words "within 60 days" for the words "within 55 days" in the first sentence of Section 5.1(a); and

          (ii) by substituting the words "within 120 days" for the words "within 105 days" in the first sentence of Section 5.1(b).

          (l) Section 5.5 of the Agreement is hereby deleted and replaced in its entirety by the following:

          Section 5.5 Limitation on Liens. The Borrower shall not, directly or indirectly, create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except:

               (i) purchase money Liens or purchase money security interests upon or in any Property acquired or held by the Borrower or any Material Subsidiary of the Borrower in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property;

            (ii) Liens existing on Property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

            (iii) Liens on Property of Persons which become Material
          Subsidiaries after the Original Closing
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                                                                               6

          Date securing Indebtedness existing, with respect to any such Person, on the date such Person becomes a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary);

                 (iv) Liens on Property of Persons which become Material Subsidiaries after the Original Closing Date securing Indebtedness incurred by such Person after the date such Person becomes a Subsidiary; provided, however, that the aggregate principal amount of
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          Indebtedness referred to in this clause (iv) secured by Liens shall not exceed $30,000,000 at any time outstanding; and

               (v) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (i), (ii), (iii) or (iv) above.

          (m) Section 5.6 of the Agreement is hereby deleted and replaced in its entirety by the following:

          SECTION 5.6. Limitation on Subsidiary Indebtedness. CBS will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness for Borrowed Money (which includes, for the purposes of this Section 5.6, any preferred stock), except (i) Indebtedness for Borrowed Money of CBS Broadcasting Inc. outstanding on the Original Closing Date and in the approximate amounts set forth on Schedule 5.6 (but not any refinancing, refunding or other replacement thereof), (ii) Excluded Indebtedness, (iii) Leveraged Spin-Off Indebtedness, (iv) Indebtedness of any Subsidiary Borrower under this Agreement, (v) Indebtedness for Borrowed Money incurred on any date when, after giving effect thereto, the aggregate principal amount of Indebtedness for Borrowed Money incurred pursuant to this clause (v) that is outstanding on such date (it being understood that, for the purposes of this clause (v), the term "Indebtedness" does not include borrowings under this Agreement or Excluded Indebtedness) does not exceed consolidated EBITDA of Infinity and its consolidated Subsidiaries (determined in a manner
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          comparable to that set forth in the definition of "Consolidated
          EBITDA") for the most recent period of four consecutive fiscal quarters for which the relevant financial information is available less, in the case of any such Indebtedness for Borrowed Money incurred by Infinity or any of its consolidated Subsidiaries, the then actual aggregate outstanding balances of Indebtedness for Borrowed Money incurred pursuant to this clause (v) by Subsidiaries other than Infinity and its consolidated Subsidiaries, provided that the aggregate outstanding principal amount of Indebtedness for Borrowed Money incurred pursuant to this clause (v) by Subsidiaries other than Infinity and its consolidated Subsidiaries shall not exceed $800,000,000 at any time,(vi) Indebtedness for Borrowed Money of Infinity and its Subsidiaries under the Infinity Credit Agreement up to an aggregate principal amount of $1,500,000,000 and the New Infinity Credit Agreements up to an aggregate principal amount of $2,000,000,000,(vii) unsecured Indebtedness for Borrowed Money incurred by Blockbuster Inc. and (viii) Indebtedness for Borrowed Money of Viacom International Inc. outstanding on the Original Closing Date and in the approximate amounts set forth on Schedule 5.6(a) (but not any refinancing, refunding or other replacement thereof).

          (n) Section 5.7 of the Agreement is hereby amended by replacing the table contained therein with the following table:

          Date                        Ratio
          ----                        -----

          12/31/99 and thereafter     4.00 to 1

          (o) Section 5.8 of the Agreement is hereby amended by substituting "2.25" for "3:00" therein.

          (p) Section 5.9 of the Agreement is hereby deleted in its entirety and Sections 5.10 and 5.11 are hereby renumbered as Sections 5.9 and 5.10, respectively.

          (q) Section 5.12 of the Agreement is hereby deleted in its entirety.
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          SECTION 2. Guarantee.  CBS shall cause Viacom International Inc. to
                     ---------
execute a guarantee substantially in the form attached as Annex A hereto.

          SECTION 3. Conditions to Effectiveness.  This  Amendment shall become
                     ---------------------------
effective as of the date of the consummation of the merger of CBS and Viacom Inc. pursuant to the Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, by and among CBS, Viacom Inc. and Viacom/CBS LLC; provided that Sections 1(m) and
                                               --------
1(q) of this Amendment, shall become effective as of the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders under the Agreement.

          Except as expressly set forth above, all the provisions of the Agreement are hereby ratified and confirmed by all the parties and shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment.

          SECTION 4. Counterparts.  This Amendment may be executed in two or
                     ------------
more counterparts, all of which shall be considered one and the same agreement.

          SECTION 5. Applicable Law.  This Amendment shall be construed in
                     --------------
accordance with and governed by the laws of the State of New York applicable to agreements made within such State, without regard to conflicts of law provisions and principles of such State.

          IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment as of the date first above written.


                              CBS CORPORATION,

                                by
                                  /s/ Farid Suleman
                                 --------------------------
                                 Name:  Farid Suleman
                                 Title: Sr. Vice President, Finance
                                        Treasurer
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                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                              Administrative Agent,

                                by
                                  /s/ Dennis Wilczek
                                 --------------------------
                                 Name:  Dennis Wilczek
                                 Title: Associate